                                                 Registration No. 333-__________

     As filed with the Securities and Exchange Commission on March 21, 2003
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                MGI PHARMA, INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                       41-1364647
    (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                       Identification No.)

                     5775 West Old Shakopee Road, Suite 100
                        Bloomington, Minnesota 55437-3174
                          (Address, including zip code,
                  of registrant's principal executive offices)


                        MGI PHARMA, INC. Retirement Plan
                            (Full title of the plan)


                               Charles N. Blitzer
                             Chief Executive Officer
                                MGI PHARMA, INC.
                     5775 West Old Shakopee Road, Suite 100
                        Bloomington, Minnesota 55437-3174
                                  952-346-4700
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                   Proposed maximum    Proposed maximum
  Title of securities to be      Amount to be     offering price per  aggregate offering      Amount of
         registered             registered(1)(2)       share(3)            price(3)       registration fee
----------------------------------------------------------------------------------------------------------
Common Stock,                    500,000 Shares        $ 11.895         $ 5,947,500.00        $ 481.00
par value $.01 per share (4)
==========================================================================================================

(1) Represents the shares of common stock of MGI PHARMA, INC. that may be offered or sold pursuant to the MGI PHARMA, INC. Retirement Plan.

(2) The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant's common stock traded on the Nasdaq Stock Market as reported on the consolidated reporting system on March 19, 2003.

(4) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the MGI PHARMA, INC. Retirement Plan.

================================================================================

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents, which have been filed with the Securities and Exchange Commission by MGI PHARMA, INC. (hereinafter "we," "us" or "MGI") or the MGI PHARMA, INC. Retirement Plan, are incorporated by reference in this registration statement:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-10736);

         (b) Our Current Reports on Form 8-K filed on January 14, 2003 and February 18, 2003 (File No. 0-10736);

         (c) The Annual Report on Form 11-K of the MGI PHARMA, INC. Retirement Savings Plan for the plan year ended December 31, 2001; and

         (d) The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents filed by us or the MGI PHARMA, INC. Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer's or director's former or present official capacity with such corporation. As required, we will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

          *    has not been indemnified by another organization;

          *    acted in good faith;

          * has not received an improper personal benefit and Section 302A.255 regarding director conflicts of interests, if applicable, has been satisfied;

          * assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

          * reasonably believed that the conduct was in the best interests of the corporation, or in the case of an officer or director who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan reasonably believed that the conduct was not opposed to the best interests of the corporation.

         Article X of our Second Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or our shareholders for monetary damages or for breach of fiduciary duty as a director, except for liability:

          * for any breach of the director's duty of loyalty to us or our shareholders;

          * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          *    under Section 302A.559 or 80A.23 of the Minnesota Statutes;

          * for any transaction from which the director derived an improper personal benefit; or

          * for any act or omission occurring prior to the date when Article X became effective.

         Article IX of our Restated Bylaws provides for indemnification of our directors and officers to the extent legally permissible under Section 302A.521 of the Minnesota Business Corporation Act, as amended from time to time.

         We maintain insurance policies which provide coverage for our officers and directors in certain situations where we cannot directly indemnify such officers or directors.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

     4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

     4.2 Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.3 Specimen Certificate for shares of Common Stock of MGI (incorporated by reference to Exhibit 4.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

     4.4 Rights Agreement, dated as of July 14, 1998, between MGI and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 to MGI's Registration Statement on Form 8-A filed July 15, 1998 (File No. 0-10736)).

     4.5 Amendment No. 1 to Rights Agreement, dated as of March 14, 2000, between MGI and Norwest Bank, Minnesota, N.A. (incorporated by reference to Exhibit 2 to MGI's Registration Statement on Form 8-A/A-1, filed March 20, 2000 (File No. 0-10736)).

     4.6 Form of Convertible Subordinated Promissory Notes issued to Deerfield Partners, L.P. and Deerfield International Limited on December 2, 2002 (incorporated by reference to Exhibit 4.1 to MGI's Current Report on Form 8-K filed on December 4, 2002).

     4.7 Form of Common Stock Purchase Warrants issued to Deerfield Partners, L.P. and Deerfield International Limited on December 2, 2002 (incorporated by reference to Exhibit 4.2 to MGI's Current Report on Form 8-K filed on December 4, 2002).

     5.1  Opinion of Dorsey & Whitney LLP.

     5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the MGI PHARMA, INC. Retirement Savings Plan under
          Section 401 of the Internal Revenue Code of 1986, as amended.

     23.1 Consent of KPMG LLP.

     23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

     24.1 Power of Attorney.

         We hereby undertake to submit the amended MGI PHARMA, INC. Retirement Plan to the Internal Revenue Service ("IRS") in a timely manner, and we will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.           Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the MGI PHARMA, INC. Retirement Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on the 21st day of March, 2003.

                                      MGI PHARMA, INC.


                                      By   /s/ Charles N. Blitzer
                                         ---------------------------------------
                                            Charles N. Blitzer
                                            Chief Executive Officer and Chairman
                                              of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of March, 2003.

Signature                           Title

  /s/ Charles N. Blitzer            Chief Executive Officer and Chairman of the
---------------------------------   Board of Directors
Charles N. Blitzer                  (principal executive officer)


  /s/ William C. Brown              Executive Vice President, Chief Financial
---------------------------------   Officer and Secretary
William C. Brown                    (principal financial and accounting officer)


               *                    Director
---------------------------------
Andrew J. Ferrara


               *                    Director
---------------------------------
Edward W. Mehrer


               *                    Director
---------------------------------
Hugh E. Miller


               *                    Director
---------------------------------
Lee R. Schroeder


               *                    Director
---------------------------------
David B. Sharrock


               *                    Director
---------------------------------
Arthur L. Weaver M.D.


*By:   /s/ William C. Brown
    -----------------------------
      William C. Brown
      Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on the 21st day of March, 2003.

                                 MGI PHARMA, INC. RETIREMENT PLAN


                                 By:   MGI PHARMA, INC., the Plan Administrator


                                       By:  /s/ Charles N. Blitzer
                                           -------------------------------------
                                            Charles N. Blitzer
                                            Chief Executive Officer and Chairman
                                            of the Board of Directors

                                  EXHIBIT INDEX

     Exhibit
      Number                         Description
     -------- ------------------------------------------------------------------

       4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002).

       4.2 Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

       4.3 Specimen Certificate for shares of Common Stock of MGI (incorporated by reference to Exhibit 4.1 to MGI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

       4.4 Rights Agreement, dated as of July 14, 1998, between MGI and Norwest Bank Minnesota, N.A., as Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 1 to MGI's Registration Statement on Form 8-A filed July 15, 1998 (File No. 0-10736)).

       4.5 Amendment No. 1 to Rights Agreement, dated as of March 14, 2000, between MGI and Norwest Bank, Minnesota, N.A. (incorporated by reference to Exhibit 2 to MGI's Registration Statement on Form 8-A/A-1, filed March 20, 2000 (File No. 0-10736)).

       4.6 Form of Convertible Subordinated Promissory Notes issued to Deerfield Partners, L.P. and Deerfield International Limited on December 2, 2002 (incorporated by reference to Exhibit 4.1 to MGI's Current Report on Form 8-K filed on December 4, 2002).

       4.7 Form of Common Stock Purchase Warrants issued to Deerfield Partners, L.P. and Deerfield International Limited on December 2, 2002 (incorporated by reference to Exhibit 4.2 to MGI's Current Report on Form 8-K filed on December 4, 2002).

       5.1    Opinion of Dorsey & Whitney LLP.

       5.2 Determination Letter from the Internal Revenue Service with respect to qualification of the MGI PHARMA, INC. Retirement Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

       23.1   Consent of KPMG LLP.

       23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

       24.1   Power of Attorney.